Exhibit 10.50

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement is made effective as of January 1, 2006, by and among Callaway Golf Company, a Delaware corporation (“Callaway Golf”), Union Bank of California, N.A., a California trust company (“Union Bank”) and Arrowhead Trust Incorporated, a California trust company (“Arrowhead”).

Background

A. On or about July 14, 1995, Callaway Golf and Sanwa Bank California (“Sanwa”) entered into that certain Trust Agreement (as amended, the “Trust Agreement”) establishing the Callaway Golf Company Grantor Stock Trust.

B. On or about December 29, 1995, pursuant to a Stock Purchase Agreement dated December 21, 1995, Sanwa, as trustee under the Trust Agreement, executed and delivered to Callaway Golf a Non-Recourse Promissory Note dated December 29, 1995, made payable to Callaway Golf in the original principal amount of $26,262,600 (the “Second Promissory Note”), and in exchange therefor purchased 1,300,000 shares of Callaway Golf Common Stock, as evidenced by Stock Certificate No. NY 17213 (the “Second Stock Certificate).

C. On or about April 21, 2000, Sanwa sold to Arrowhead a portion of it’s trust business, including its rights and obligations with respect to the Second Promissory Note, the shares of Callaway Golf Common Stock represented by the Second Stock Certificate, the Trust Agreement and the trust fund under the Trust Agreement (“Trust Fund”).

D. On or about July 10, 2001, pursuant to a Stock Purchase Agreement dated July 5, 2001, Arrowhead, as trustee under the Trust Agreement, executed and delivered to Callaway Golf a Non-Recourse Promissory Note dated July 10, 2001, made payable to Callaway Golf in the original principal amount of $90,281,862.51 (the “Third Promissory Note”), and in exchange therefor purchased 5,837,441 shares of Callaway Golf Common Stock.

E. Arrowhead has notified the Company that it is exiting the trust business and desires to resign as trustee under the Trust Agreement.

F. The Company has selected Union Bank as the successor trustee under the Trust Agreement.

G. The parties hereto desire to enter into this Assignment and Assumption Agreement to transfer Arrowhead’s rights and obligations as trustee under the Trust Agreement to Union Bank.

Agreement

1. Assignment. Arrowhead does hereby assign, transfer and convey to Union Bank all of its right, title and interest in and to (i) the Trust Agreement, (ii) the Second Promissory Note and the Third Promissory Note, (iii) the shares represented by the Second Stock Certificate and the Third Stock Certificate, (iv) the Trust Fund, including all amounts held in the Trust Fund, (v) all reports, documents and other records relating in any manner whatsoever to the Trust Agreement or the Trust Fund and (vi) any other rights, agreements or instruments relating to any of the items referred to in items (i) through (v) of this sentence (collectively, the “Assigned Document and Assets”).

2. Assumption. Union Bank does hereby accept the assignment set forth in Section 1 and does hereby agree as successor Trustee (as such term is used in the Trust Agreement) to pay, perform and discharge when due all of Arrowhead’s obligations under the Assigned Documents and Assets, including any obligation arising prior to the date hereof which has not been paid, performed or discharged prior to the effectiveness of this Assignment and Assumption Agreement.

3. Consent. Callaway Golf does hereby consent to the assignment and assumption of the Assigned Documents and Assets as set forth above in Section 1 and Section 2.

4. Further Assurances. Arrowhead and Union Bank agree to execute and deliver such other agreements, documents and instruments as Callaway Golf may reasonably request to further effect the transfer from Arrowhead to Union Bank of all rights and obligations being assigned and assumed hereunder and all other related rights and obligations.

5. Notice. The address to where notice may be given to Union Bank under any of the Assigned Documents and Assets, including but not limited to, any notice provisions thereunder, shall be as follows:

Pamela Uyehara, Vice President

Union Bank of California, N.A.

530 B Street

San Diego, CA 92101

6. Settlement of Accounts. Arrowhead Agrees to provide by January 1, 2006, or such later date as Arrowhead and Callaway Golf shall mutually agree, the written account statement required by Section 10.2 of the Trust Agreement.

7. Counterparts. This Assignment and Assumption Agreement may be executed in one or more counterparts all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Assignment and Assumption Agreement as of the date first set forth above.

Arrowhead Trust Incorporated:

By:
Print Name: Charles Paolino
Print Title: Vice President

Union Bank of California, N.A.:

By:
Print Name: Pamela Uyehara
Print Title: Vice President

Callaway Golf Company:

By:
Print Name: Bradley J. Holiday
Print Title: Senior Executive Vice President and Chief Financial Officer